Exhibit 10.19

AMENDMENT DATED DECEMBER 15, 2009 TO PRIVATE PLACEMENT AGREEMENT DATED
AUGUST 3, 2009 BETWEEN REGISTRANT AND BENTLEY SECURITIES CORPORATION

CONFIDENTIAL

December 15, 2009

Dr. Craig A. Zabala
Chairman of the Board, President & Chief Executive Officer
Blackhawk Capital Group BDC, Inc.
14 Wall Street, Suite 1100B
New York, NY 10005

Dear Dr. Zabala

Reference is made to the placement agent agreement (“Agreement”) dated August 3, 2009 between Bentley Securities Corporation (“Placement Agent”) and Blackhawk Capital Group BDC, Inc., a Delaware corporation and a business development company registered under the Investment Company Act of 1940, as amended (the “Company”).  The purpose of this letter agreement is to amend the Agreement.

The Agreement is amended as follows:

5.
The term “Offering” shall also include the Company’s offering of up to 1,000,000 shares  ($5.00 per share) pursuant to Regulation E (the “Regulation E Offering”) under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended.   The Regulation E Offering has no minimum and a maximum of $5,000,000.

6.
The term “Offering Materials” shall include the Company’s Form 1-Es and Offering Circulars filed with the Securities and Exchange Commission, and distributed to prospective investors, for the Regulation E Offering.

7.
Section 2 shall be amended to provide that the Placement Agent shall receive a cash fee of ten percent (10%) of any shares of Common Stock purchased by investors in the Regulation E Offering and placed by the Placement Agent.

8.
Reference is made to Section 3 of the Agreement with respect to the Term.  The Term of the Agreement with respect to the Regulation E Offering shall terminate on the earliest to occur of (x) the termination of the Regulation E Offering and (y) the date that the Placement Agent and the Company mutually agree in writing to terminate the Placement Agent’s participation in the Regulation E Offering.

Except as amended by this letter agreement, all terms of the Agreement shall remain in full force and effect.

If this letter agreement reflects our mutual understanding, please execute two copies in the space indicated below and return one to us.

Very truly yours,

BENTELY SECURITIES CORPORATION

/s/ H. Bradley Southern

Name: H. Bradley Southern
Title: Managing Director

Accepted and agreed to as of December 15, 2009:

BLACKHAWK CAPITAL GROUP BDC, INC.

/s/ Dr. Craig A. Zabala

Dr. Craig A. Zabala
Chairman of the Board, President & Chief Executive Officer